UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
February 28, 2008

PHARMACOPEIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-50523	51-0418085
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

PO Box 5350, Princeton, New Jersey	08543-5350
(Address of principal executive offices)	(Zip Code)

(609) 452-3600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02.  Results of Operations and Financial Condition

On February 28, 2008, Pharmacopeia, Inc. (the “Company”) issued a press release announcing its financial results for the quarterly period and year ended December 31, 2007 (the “Press Release”).  A copy of the Press Release was furnished as Exhibit 99.1 to this report originally filed on February 28, 2008.

On February 28, 2008, after the issuance of the Press Release and the original filing of this report, management realized that there was a typographical error in the last sentence of the first bulleted paragraph of the Press Release.  That sentence referred to previously reported top line results from the MAD trial, but instead of stating that it “showed all doses of PS433540 up to 1,000 mg daily for 2 weeks to be safe and well-tolerated”, it stated that it “showed all doses of PS433540 up to 1,000 mg daily for 4 weeks to be safe and well-tolerated.”

Attached hereto as Exhibit 99.1 is the first bulleted paragraph of the Press Release that reflects the correct language as described above.

In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits

Exhibit Number	Description
99.1	Revised paragraph for press release dated February 28, 2008

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMACOPEIA, INC.

	By:	/s/ Brian M. Posner

Brian M. Posner, Executive Vice President, Chief
Financial Officer and Treasurer
Date: February 29, 2008

Exhibit Index

Exhibit Number	Description
99.1	Revised paragraph for press release dated February 28, 2008